THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. W - ____________	Warrant to Purchase ______ Shares of Common Stock (subject to adjustment)

WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
CHINA MEDIAEXPRESS HOLDINGS, INC.
Void after January __, 2015

This certifies that, for value received, Starr Investments Cayman II, Inc., or its registered assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from China MediaExpress Holdings, Inc., a Delaware corporation (the “Company”), 1,545,455 shares (the “Warrant Shares”) of the common stock, par value US$0.001 per share, of the Company (the “Common Stock”) as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Warrant Exercise Price as set forth in Section 1.1 below. The number, character and Warrant Exercise Price of such shares of common stock are subject to adjustment as provided below.  The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.  This Warrant is issued in connection with the transactions described in Section 2 of that certain Securities Purchase Agreement between the Company, the Investor (as defined therein) and the other parties thereto as described therein, dated as of January 12, 2010, as the same may from time to time be amended, modified or supplemented (the “Purchase Agreement”).  The holder of this Warrant is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement.  This Warrant evidences all of the Warrants referred to as the “Purchased Warrants” in the Purchase Agreement.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

1.	TERMS AND EXERCISE OF WARRANT.

1.1         Exercise Price.  The exercise price at which this Warrant may be exercised shall be US$6.47 per Common Share (the “Warrant Exercise Price”), subject to the adjustments provided in Section 2 and in the last sentence of this Section 1.1. The Company in its sole discretion may lower the Warrant Exercise Price at any time prior to the Expiration Date.

1.2         Duration of Warrants.  Except as set forth in this Section 1.2, this Warrant may be exercised, in whole or in part, during the period (“Exercise Period”) commencing on the Warrant Issue Date, and terminating at 5:00 p.m., New York city time on the earlier to occur of (a) the date five (5) years after the Warrant Issue Date or (b) the date fixed for redemption of the Warrants as provided in Section 4 of this Agreement (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights in respect thereof shall cease at the close of business on the Expiration Date.  The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Warrants must apply equally to all of the Warrants.

1.3         Exercise of Warrants

1.3.1     Payment.  The purchase rights represented by this Warrant may be exercised in full or in part at any time and from time to time, prior to the Expiration Date by the Holder by the surrender of this Warrant and the Notice of Exercise annexed hereto as Exhibit A duly completed and executed on behalf of the Holder, at the headquarters of the Company (as set forth in the notice provisions hereof), upon payment in full (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the Warrant Exercise Price for each whole share of Common Stock as to which the Warrant is exercised.

1.3.2     Issuance of Certificates.  This Warrant shall be exercisable, at the election of the holders thereof, either in full or in part from time to time. As soon as practicable, and in any event within five (5) days after the exercise of this Warrant and the clearance of the funds in payment of the Warrant Exercise Price, the Company shall issue to the registered holder of this Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, her or it, and if this Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which this Warrant shall not have been exercised.

1.4         Valid Issuance.  The Company covenants that all shares of Common Stock issued upon the proper exercise of this Warrant shall be (i) duly authorized, validly issued and fully paid and nonassessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the principal national securities exchange on which Common Stock is listed or admitted to trading. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

1.5         Date of Issuance.  Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Exercise Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.	ADJUSTMENTS.

2.1         Stock Dividends — Split-Ups.  If after the date hereof, and subject to the provisions of Section 2.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

2.2         Extraordinary Dividend.  If the Company, at any time while this Warrant is outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities, or other assets to the holders of Common Stock (or shares of the Company’s Capital Stock into which this Warrant is convertible), then upon the exercise of this Warrant, the registered holder shall be entitled to either:

(i)    a proportionate share of any such dividend as if the shares of Common Stock purchased upon exercise hereof by such registered holder had been purchased and outstanding on the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend; or

(ii)   an adjustment of the Warrant Exercise Price in accordance with the formula as set forth below:

E'	=	E	X	M - F
M

where:

E'	=	the adjusted Warrant Exercise Price.

E	=	the current Warrant Exercise Price.

M	=	the volume-weighted average closing price of Common Stock for the thirty (30) Trading Days immediately prior to the record date

F	=
the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock.  The board of directors of the Company shall determine the fair market value in good faith.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive the distribution.

2.3         Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 2.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

2.4         Adjustments in Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 2.1 and 2.3 above, the Warrant Exercise Price shall be adjusted (to the nearest cent) by multiplying such Warrant Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

2.5         Replacement of Securities upon Reorganization, Etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 2.1 or 2.3 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 2.1 or 2.3, then such adjustment shall be made pursuant to Sections 2.1, 2.3 and this Section 2.5. The provisions of this Section 2.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

2.6         Notices of Changes in Warrant.  Upon every adjustment of the Warrant Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 2.1, 2.2, 2.3 or 2.5, then, in any such event, the Company shall give written notice to the Holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

2.7         No Fractional Shares.  Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of this Warrant. If, by reason of any adjustment made pursuant to this Section 2, the holder of this Warrant would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant holder.

2.8         Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 2, and Warrant issued after such adjustment may state the same Warrant Exercise Price and the same number of shares as is stated in the Warrant initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

2.9         Other Dilutive Events.  In case any event shall occur as to which the provisions of this Section 2 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then, in each such case, the Company shall make a good faith adjustment to the number of shares of Common Stock issuable on exercise of each Warrant in accordance with the intent of this Section 2 and, upon the written request of the registered holders of a majority in interest of the Warrants, shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 2, necessary to preserve, without dilution, the purchase rights represented by these Warrants.  Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the registered holder of each Warrant and shall make the adjustments described therein.

2.10       No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the registered holders of the Warrants against impairment.

3.	TRANSFER AND EXCHANGE OF WARRANTS.

3.1         Warrant Register.  The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

3.2         Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 3.1 above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

3.3         Transferability and Nonnegotiability of Warrant.  This Warrant shall be freely transferable. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto as Exhibit B) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

3.4         Exchange of Warrant upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 3, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder may direct, for the number of shares issuable upon exercise hereof.

3.5         Compliance with Securities Laws.

3.5.1    The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment; and not with a view toward distribution or resale.

3.5.2     This Warrant and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

4.	REDEMPTION.

4.1        Redemption.  Subject to Sections 5.4 and 5.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time, at the office of the Warrant Agent, upon the notice referred to in Section 4.2 hereof at a redemption price of $.01 per Warrant (the “Redemption Price”), provided that the last sales price of Common Stock has been at least $14 per share (the “Trigger Price”), for any twenty (20) consecutive Trading Days within a thirty (30) Trading Day period ending on the third Business Day prior to the date on which notice of redemption is given; and provided, further, that there is an effective registration statement with respect to the Common Stock to enable the exercise of the Warrant during the Exercise Period as set forth in Section 1.2 hereof.  In the event of any adjustment to the Warrant Exercise Price or the number of shares of Common Stock issuable on exercise of each Warrant as provided in Section 5, a proportional adjustment shall be made to the Trigger Price.

4.2        Date Fixed for, and Notice of, Redemption.  In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than sixty (60) days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

4.3        Exercise after Notice of Redemption.  The Warrants may be exercised in accordance with Section 1 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 4.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

4.4        Outstanding Warrants only; Registration or Qualification of Common Stock.  The Company understands that the redemption rights provided for by this Section 4 apply only to outstanding Warrants. To the extent a person holds rights to purchase Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Warrants issued upon such exercise provided that the criterion for redemption is met. In the event that the common stock issuable upon exercise of the Warrants has not been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants, the Company will not have the right to redeem the Warrants.

5.	OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS.

5.1        No Rights as Stockholder.  Subject to Section 2 and 4.3 hereof, a Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

5.2        Lost, Stolen, Mutilated, or Destroyed Warrants.  If any Warrant is lost, stolen, mutilated, or destroyed, the Company shall, at the request of the Holder, forthwith issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

5.3        Reservation of Common Stock.  The Company shall at all times reserve and keep available, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, free from preemptive rights, a number of its authorized but unissued shares of Common Stock that will be sufficient to satisfy its obligation to issue shares upon exercise of all outstanding Warrants and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrants.

5.4        Registration of Common Stock.  Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, the rights of registration granted under the Registration Rights Agreement with respect to the shares of common stock issuable upon exercise of this Warrant).

5.5        Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be attributable to the issuance and registration of shares of Common Stock upon the exercise of Warrants.

6.	MISCELLANEOUS PROVISIONS.

6.1        Successors.  All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

6.2        Notices.

6.2.1     Whenever the Warrant Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

6.2.2     In case:

6.2.2.1  of the Company taking a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

6.2.2.2  of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

6.2.2.3  of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record-of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

6.2.3     All such notices, advices and communications shall be deemed to have been received (i) in the case of personal or overnight delivery, on the date of such delivery or (ii) if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, in each case, addressed as follows.

If to the Company:

China MediaExpress Holdings, Inc
Room 2805
Central Plaza
Wanchai, Hong Kong
Attention: Zheng Cheng and Jacky Lam
Facsimile: +852.2827.6099

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention:  Mitchell S. Nussbaum / Frank J. Marinaro
Facsimile:  +1-212-656-1349

If to the Holder:

Starr Investments Cayman II, Inc.
Bermuda Commercial Bank Building, 5th Floor
19 Par la Ville Road
Hamilton HM 11
Bermuda
Attention: Stuart Osbourne / Jenny Barclay

With a copy to:

Starr Investments Cayman II, Inc.
c/o Beijing C.V. Starr Investment Advisors Limited Shanghai Branch
Suite 4609-4611A, Tower II, Plaza 66,
1266 Nanjing West Road,
Shanghai 200040 People’s Republic of China
Attention: John Lin / Dorothy Dong
Facsimile: +8621.6288.9773

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, Tower 2, China World Trade Centre
No. 1 Jianguomenwai Avenue
Beijing 100004 People’s Republic of China
Attention: Jon L Christianson
Facsimile:  +8610.6535.5577

6.3         Applicable Law.  The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to the conflicts of law principle thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

6.4         Amendment.

6.4.1     Any term of this Warrant may be amended only with the written consent of the Company and the Holder.  Any amendment effected in accordance with this Section 6.4 shall be binding upon such Holder, each future holder of the Warrants, and the Company.

6.4.2     No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.5         Effect of Headings.  The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

6.6         Withholding Rights.  Notwithstanding anything to the contrary contained in this Warrant, the Company shall be entitled to deduct and withhold in respect of any amounts paid or deemed to be paid by the Company under this Warrant, such amounts as the Company reasonably determines are required to be deducted and withheld under the Code or any provision of state, local, provincial or foreign tax law; provided that the Person with respect to whom such deduction or withholding would occur shall be entitled to provide the Company with such forms or other documents as may be required in order to claim a reduction of any such deduction or withholding under the applicable tax law.  To the extent that any such amounts are so withheld, all appropriate and available evidence of such deduction and withholding, including any receipts or forms required in order for the Person with respect to whom such deduction and withholding occurred to establish the deduction and withholding and payment to the appropriate taxing authority as being for its account with the appropriate taxing authority, shall be delivered to the Person with respect to whom such deduction and withholding has occurred, and such withheld amounts shall be treated for all purposes as having been delivered and paid to the Person otherwise entitled to the amounts in respect of which such deduction and withholding was made.  Notwithstanding the foregoing, the Company, at its option, may require any such amounts required to be deducted and withheld to be reimbursed in cash to the Company by such Person prior to the time when the amounts subject to any such deduction or withholding are paid or are considered to be paid by the Company under the applicable tax law, in which case any such reimbursements received by the Company (net of any Taxes payable by the Company on such reimbursements) shall not be deducted and withheld from any such payments or deemed payments.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, China MediaExpress Holdings, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  _____________, 2010

CHINA MEDIAEXPRESS HOLDINGS, INC.

By:
Name:
Title:

STARR INVESTMENTS CAYMAN II, INC.

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT A
NOTICE OF EXERCISE

To:	China MediaExpress Holdings, Inc.

1.
The undersigned hereby (A) elects to purchase ______ shares of Common Stock of China MediaExpress Holdings, Inc, pursuant to the provisions of Section 1.3 of this Warrant, and tenders herewith payment of the purchase price for such shares in full, and/or (B) elects to exercise this Warrant for the purchase of _______ shares of Common Stock, by a cancellation of indebtedness or other obligations pursuant to the provisions of Section 1.3 of this Warrant.

2.
In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

3.	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

4.	Please issue a new Warrant for the unexercised portion of this Warrant in the name of the undersigned or in such other name as is specified below:

Name:

EXHIBIT B
Date:

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint _____________ Attorney to make such transfer on the books of China MediaExpress Holdings, Inc., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.  Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Name:

Dated: